3rd Quarter 2025 Earnings Release Presentation November 6, 2025

Available Information On November 6, 2025, Consolidated Edison, Inc. issued a press release reporting its third quarter 2025 earnings and filed with the Securities and Exchange Commission the company’s third quarter 2025 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com/en/. (Select “For Investors” and then select “Press Releases” and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and may be subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber attack could adversely affect it; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions, inflation and the imposition of tariffs (or subsequent changes to tariffs once announced or implemented); and it also faces other risks that are beyond its control. This list of factors is not all-inclusive because it is not possible to predict all factors that could cause actual results or developments to differ from the forward-looking statements. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as adjustments to the gain and other impacts related to the sale of all of the stock of its former subsidiary, Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses), in 2023, the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments and accretion of the basis difference of Con Edison's equity investment in Mountain Valley Pipeline, LLC (MVP), and impacts from the evaluation of strategic alternatives with respect to MVP and Honeoye Storage Corporation (Honeoye). Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance. See slides 22, 26, 27, 31, 35, 36 and 37 for a reconciliation of non-GAAP financial measures to their GAAP equivalent. For more information, contact: Jan Childress, Director, Investor Relations Caroline Elsasser, Section Manager, Investor Relations Allison Duignan, Sr. Analyst, Investor Relations Tel: 212-460-6611 Tel: 212-460-4431 Tel: 212-460-6912 Email: childressj@coned.com Email: elsasserc@coned.com Email: duignana@coned.com Investor Relations conEdison.com 2

3 Our Story Con Edison is focused on building and maintaining safe and reliable regulated energy infrastructure to support New York State's energy policy 3 • Pure play regulated business ◦ Revenue predictability in place for all New York energy services ◦ Transparent regulatory process in New York • Opportunities for infrastructure investments ◦ By 2030, plan to complete construction on 14 new substations, along with substation upgrades, transmission lines and storm resiliency measures ◦ Growth financed through a simplified capital structure with no long-term holding company debt • Industry-leading safe and reliable service ◦ Nation-leading electric system reliability ◦ Incorporating science-based resilience into future build and design of our underground and overhead electric transmission and distribution systems ◦ Industry leaders in monitoring our gas system

3Q 2025 Financial Highlights 2025 adjusted EPS guidance $5.60 - $5.70 (non-GAAP) Narrowed and revised to upper half of original range Third quarter 2025 results reflect increase in electric rate base at CECONY $1.90 adjusted earnings per share (non- GAAP) / $1.91 earnings per share (GAAP) In November 2025, CECONY entered into a joint proposal for the electric and gas rate plans for the three-year period January 2026 through December 2028 Reflects 9.40% return on equity and 48% equity ratio 4

Regulatory Updates 5

6 Utility Regulation in New York State 6 • Revenue predictability ◦ Revenue decoupling mechanism in place for CECONY and O&R New York electric and gas ◦ Weather normalization clause in place for CECONY gas and steam and O&R New York gas • Formulaic approach to return on equity ◦ 2/3 Discounted Cash Flow Model ◦ 1/3 Capital Asset Pricing Model • Reduced regulatory lag ◦ Fully-forecasted rate year reflecting a historical test year ◦ Timely recovery of fuel and commodity costs ◦ True-ups (reconciliations) for major costs including pensions, environmental costs, property taxes, and variable rate debt

Summary of CECONY Electric & Gas Joint Proposal

In November 2025, CECONY, the New York State Department of Public Service and other parties entered into a joint proposal for new electric and gas rate plans for the three-year period January 2026 through December 2028, which is subject to approval by the New York State Public Service Commission (NYSPSC)

Proposed Return on Equity and Equity Ratio

Return on equity……………..9.40%
Equity ratio……………………48%

Proposed Rate Changes and Capital Investments

	Electric Case number 25-E-0072			Gas Case number 25-G-0073		
($ in millions)	**Rate Change**	**Average Rate Base**	**Capital Investments**	**Rate Change**	**Average Rate Base**	**Capital Investments**
Rate Year 1: 2026	$222	$32,935	$4,550	($46)	$11,485	$1,093
Rate Year 2: 2027	473	35,149	4,474	170	12,050	1,057
Rate Year 3: 2028	329	39,174	4,712	93	12,615	1,065
Total Annual Shaped Bill Impact[(a)]	2.80%			2.01%		

Note: The electric base rate changes will be implemented on a shaped basis with corresponding base rate increases of $234 million in Yr. 1; $410 million in Yr. 2; and $421 million in Yr. 3. The gas base rate changes will be implemented on a shaped basis with corresponding base rate increases of $28 million in Yr. 1; $69 million in Yr. 2; and $70 million in Yr. 3.

(a) Total annual shaped bill impact describes a consistent bill impact percent each year with different annual base rate increase amounts (see note above).
Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

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(a) The Joint Proposal is subject to approval by the NYSPSC Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. CECONY Electric and Gas Rate Case - Comparison of Filings(a) 8 Electric Gas ($ in millions) Case number 25-E-0072 Case number 25-G-0073 Rate Year 1: Jan 2026 - Dec 2026 Jan 2025 Filing Apr 2025 Update May 2025 Staff/ Intervenor Testimony Nov 2025 Joint Proposal Jan 2025 Filing Apr 2025 Update May 2025 Staff/ Intervenor Testimony Nov 2025 Joint Proposal New infrastructure investment $370 $411 $204 $300 $65 $58 $5 $35 Financing 210 190 33 54 74 65 12 19 Property taxes 434 436 167 147 64 38 (22) (1) Pension and OPEB 240 225 203 142 20 13 12 (10) Operating expenses 360 322 75 58 100 91 44 51 Depreciation expense 136 125 22 (23) 96 89 31 28 Amortization of deferrals (92) (110) (270) (311) 10 1 (62) (72) Sales (57) (26) (39) (60) 24 7 (29) (24) Other operating revenues and Other taxes 11 35 (76) (85) (12) (13) (36) (72) Total Rate Increase (Decrease) $1,612 $1,608 $319 $222 $441 $349 $(45) ($46) Average Rate Base $33,750 $34,249 $31,856 $32,935 $11,830 $11,750 $11,132 $11,485 ROE 10.10% 10.00% 9.30% 9.40% 10.10% 10.00% 9.30% 9.40% Equity Ratio 48% 48% 48% 48% 48% 48% 48% 48%

9 9 Current Capital Investment vs Joint Proposal (a) The Joint Proposal is subject to approval by the NYSPSC. (b) Totals may differ slightly due to rounding. (c) Common plant allocation is 83% for electric and 17% for gas. Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. CECONY's joint proposal for new electric and gas rate plans supports economic growth and development in New York City and Westchester County by investing nearly $17 billion over three years(a)

10 10 Key Drivers of Proposed 2026 CECONY Electric Rate Change The CECONY Electric Joint Proposal is subject to approval by the NYSPSC Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

11 11 Key Drivers of Proposed 2026 CECONY Gas Rate Change Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. The CECONY Gas Joint Proposal is subject to approval by the NYSPSC

Revised CECONY and O&R Average Investment Earnings Base[a][b][c][d]

Reflects CECONY Electric and Gas joint proposal and shift of certain investments to surcharge. In February 2026, Con Edison will update its forecast through 2030.



($ in millions)
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$51,346
$620
$50,726
$50,356
$1,209
$49,147
$55,857
$1,085
$54,772
$54,153
$1,786
$52,367
$61,749
$1,443
$60,306
$59,404
$2,252
$57,152
Prior Plan
Revised Plan
2026E
Prior Plan
Revised Plan
2027E
Prior Plan
Revised Plan
2028E
Surcharge Recovery (Average Balance)
Average Rate Base

Prior Plan - Reflects CECONY's April 2025 updated electric and gas rate filings

Revised Plan - Reflects CECONY's November 2025 joint proposal for new electric and gas rate plans

Differences between prior plan and revised plan are 1.95%, 3.10%, and 3.87% for years 2026, 2027 and 2028 respectively

Surcharge recovery programs (not in base rates) are primarily comprised of Transportation Electrification (Electric Vehicles Make Ready Program), Utility Thermal Energy Networks, and Utility Storage Dispatch Rights, Energy Efficiency and Heat Pump programs (formerly known as New Efficiency New York), and capital investments associated with those programs.

a. Excludes the Utilities' average interest bearing Construction Work In Progress (CWIP).
b. Forecast for 2026, 2027 and 2028 reflects CECONY's November 2025 joint proposal for new electric and gas rate plans (Case 25-E-0072 & 25-G-0073) that is subject to approval by the NYSPSC.
c. Forecast for 2025, 2026 and 2027 reflects O&R's Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025.
d. Amounts for energy efficiency and heat pump program activity are included in the average rate base forecast for CECONY and O&R in 2025, and for O&R for the years 2026 – 2028. Amounts for New Efficiency New York are included in the surcharge recovery forecast for CECONY for the years 2026 - 2028 to reflect the November 2025 CECONY electric and gas joint proposal. In May 2025, the NYSPSC issued two orders for Low- to Moderate-Income and Non-Low- to Moderate-Income that directed CECONY and O&R to recover 2026-2028 energy efficiency and heat pump program activity through surcharge rather than base rates. In February 2026, Con Edison will update its forecast through 2030. See page 82 to the 3rd Quarter Form 10-Q.

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$72 Billion Investment Identified in CECONY Integrated Long- Range Plan for Electric, Gas and Steam Services(a) (a) The Integrated Long-Range Plan was issued in January 2025 and includes capital investments requested by CECONY in January 2025 in its electric and gas rate filings. An updated Integrated Long-Range Plan is expected to be issued to align with the next CECONY electric and gas rate case filing in January 2028. Source: Long Range Plans | Con Edison Over $66 billion of our investments over the next 10 years are in core service, which supports safety and reliability • Core Service: Provide world-class safety, reliability, and security, while managing the customer rate impacts and equity challenges of the energy transition • Clean Energy: Support economy-wide net zero greenhouse gas emissions in our service territories by 2050 • Climate Resilience: Increase the resilience of our energy infrastructure to adapt to the impacts of severe weather events • Customer Engagement: Deliver an industry- leading customer experience throughout the energy transition $72 billion in investments from 2025 - 2034 13

INTERNAL Summary of RECO Electric Rate Filing Return on equity……………..10.30% Equity ratio……………………50.04% RECO’s Proposed Rate Changes RECO Proposed Return on Equity and Equity Ratio Key Drivers of Proposed 2026 Electric Rate Increase ($ millions) In October 2025, RECO further updated its June and August 2025 requests with the New Jersey Board of Public Utilities for an electric rate increase to become effective January 1, 2026. Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. 14 • Requesting approval of a $31.8 million revenue increase • 11.2% total electric bill increase Operations & Maintenance expenses $11 Rate Base growth 10 Depreciation expense 5 Other 3 Return on equity 2 Sales 1 Total Rate Increase $32

Customer Affordability CECONY electric customer bills are lower than our proxy peer average on both a total bill and share of wallet basis 15 Information derived from data published by the U.S. Energy Information Administration (as of October 2025) and CECONY’s own data and analysis. Three-year (2022 - 2024) average customer electric bills are annualized full-service residential bills. Share of wallet calculated as annual bill over median income.

Helping Our Most Vulnerable Customers Approximately 459,000 CECONY and O&R customers, or 14% of the customer base, are enrolled in our Energy Affordability Programs (EAP) and we advocated to expand the EAP to support additional low- and moderate-income customers 16 • Customers enrolled in CECONY's and O&R's Energy Affordability Programs (EAP) receive bill discounts aimed at reducing energy burden to 6% of wallet • As of June 2025, approximately 14% of residential customers across CECONY's and O&R's service territories were enrolled in the EAP • Over the course of 2024, CECONY's and O&R's EAP provided $333 million in discounts to help make bills more affordable for our most vulnerable customers • In July 2025, the NYSPSC issued an order to expand the EAP to provide bill discounts to income-qualified low- and moderate-income residential customers who are not otherwise eligible for the EAP today

NYSPSC & NYISO Proceedings and Developments 17 Enhanced Energy Affordability Program Pilot(a) • In July 2025, the NYSPSC issued an order adopting an enhanced energy affordability policy, which will expand eligibility for New York utilities’ Energy Affordability Programs (EAP). These changes are expected to take effect in 2026. In an effort to address growing affordability concerns, the 2023-24 New York State budget tasked the NYSPSC with developing a discount program for residential electric and gas customers who do not qualify for the existing EAP but whose income is below the state or area median income to help additional households with energy bills. The order establishes three additional benefit tiers in a new Enhanced EAP (EEAP) alongside the current EAP and increases the total budget for these programs from 2 percent to 3 percent of each New York utility’s total annual revenue, with 0.5 percent set aside for the three new EEAP. The Utilities are required, among other things, to file cost recovery plans detailing the cost to implement the program, update EAP budgets accordingly, and track enrollment and participation in the EEAP over an initial two-year pilot period. a. NYSPSC docket number 14-M-0565 and 23-M-0298 b. NYSPSC docket number 22-E-0633 New York City Public Policy Transmission Need(b) • In July 2025, the NYSPSC issued an order withdrawing the Public Policy Transmission Need (PPTN) process given actions taken by the federal government that reduced the prospects for the construction of the offshore wind resources that were anticipated to be served by the proposed transmission solutions. The NYSPSC’s decision does not, however, affect previously permitted offshore wind projects in New York, including Sunrise Wind (924 MW), a project that began construction in June 2024 and is expected to enter commercial operation in 2026 and Empire Wind 1 (810 MW), a project that is expected to enter commercial operation in 2027 and connect to the New York City electrical grid at CECONY’s Gowanus substation. Utility-Scale Thermal Energy Network Pilot Project(c) • In July 2025, CECONY and O&R filed with the NYSPSC their final Pilot Engineering Design and Customer Protection Plans (Stage 2 Filings) for the utility-scale thermal energy network (UTEN) pilot project. CECONY and O&R requested authorization to proceed to Stage 3 (Customer Enrollment and Construction). The total estimated costs for the UTEN projects have increased to $415 million (from $255 million) and $112 million (from $46 million) for CECONY and O&R, respectively. CECONY and O&R were previously authorized to incur costs of $23.1 million and $4.6 million, respectively. The remaining proposed budget amounts in excess of the previously authorized amounts are subject to approval by the NYSPSC. NYSPSC Order Denying Clean Path as a Priority Transmission Project(d) • In August 2025, the NYSPSC issued an order denying New York Power Authority's (NYPA) petition to designate the Clean Path New York transmission proposal as a priority transmission project under the Accelerated Renewables Act. The project was proposed to bring renewable energy to New York City by interconnecting to CECONY’s high-voltage transmission system. c. NYSPSC docket number 22-M-0429 d. NYSPSC docket number 20-E-0197

NYSPSC & NYISO Proceedings and Developments (continued) 18 Second Climate Leadership and Community Protection Act (CLCPA) Informational Report(a) • In September 2025, at the NYSPSC Open Session, New York State Department of Public Service (NYSDPS) issued its second update regarding the progress of implementing the CLCPA’s clean energy goals and presented a summary of the findings. This second informational report included a cost benefit analysis of clean energy investments supported by ratepayers through their utility bills. The analysis showed that for 2023 and 2024 the state CLCPA collections were $1.3 billion and $1.6 billion from electric customers and $0.12 billion and $0.15 billion from gas customers, respectively. These collections, which funded state-wide programs to further CLCPA goals, resulted in 2024 emissions reductions of 18 million metric tons, and 2020-2024 cumulative emissions reductions of 88 million metric tons. • Additionally, the report included CLCPA bill-share estimates for 2024 and forecasts though 2029. The bill-share estimates are the percentage of a typical residential electric customer bill used to fund CLCPA programs. The report detailed that the actual 2024 bill- share for CLCPA expenditures for a CECONY electric residential customer was 5.2% and for an O&R electric residential customer was 8.1%. The report detailed that by 2029 the forecast bill-share for CLCPA expenditures for a CECONY electric residential customers is expected to grow to 9.4% and for an O&R electric residential customer is expected to grow to 11.3%. The next CLCPA informational report is scheduled to come out in 2026. a. NYSPSC docket number 22-M-0149 b. NYSPSC docket number 24-E-0364 Proactive Planning for Upgraded Electric Grid Infrastructure(b) • In September 2025, the NYSPSC issued an order adopting a proactive planning framework for upgraded electric grid infrastructure for New York utilities, including CECONY and O&R. The order sets forth a framework to annually identify upgrades necessary to support building and transportation electrification, as well as distributed energy resources (DER). Although DER, including energy storage, has the ability to reduce load on the system, increased deployment of bidirectional DER may lead to DER hotspots that trigger system upgrades. The order directs New York utilities to incorporate both existing and forecasted quantities of DER into the load forecasts utilized in the proactive planning framework. The order also requires New York utilities to, among other things, file: a methodology document detailing areas of agreement and divergence in how they conduct load studies; a report that includes the next portfolio of proposed urgent projects; and an annual report explaining how load studies developed for proactive planning are integrated in the coordinated grid planning process cycles, sales forecasts, gas planning, and future rate cases.

NYSPSC & NYISO Proceedings and Developments (continued) 19 a. NYSPSC docket number 15-E-0302 Utility Ownership of Renewables (a) • In October 2025, CECONY and O&R, along with other New York utilities, submitted comments to implement a large-scale renewable program as part of NYSPSC's clean energy standard proceeding. These utilities proposed a regulated large-scale renewables ownership model whereby New York utilities would jointly procure and own renewable generation in New York State based on an initial level of 1 GW of annual new capacity. The New York utilities would recover their cost of service, as they do with existing capital investments, and any renewables' costs that are not offset by their associated power revenues would be allocated to supply customers statewide. The NYSDPS Staff is expected to issue a white paper before May 2026, which will be subject to stakeholder comment, followed by an NYSPSC order expected in 2026. Electric Reliability Needs • In October 2025, the NYISO issued its 2025 Q3 Short-Term Assessment of Reliability (STAR) that identifies a bulk power system electric reliability need in New York City beginning in the summer of 2026 and continuing through 2030. The need is primarily driven by forecasted increases in peak demand, deactivation notices of existing generation on the Gowanus and Narrows barges and uncertainty as to whether or not certain planned projects are completed and energized within the forecasted time period (the Gowanus-Greenwood 345-138 kV feeder and the Champlain Hudson Power Express in May 2026, Empire Wind in July 2027 and Propel NY in May 2030). The NYISO is expected to issue a solicitation for both market-based and regulated solutions. CECONY, as the Responsible Transmission Owner, would propose a regulated backstop solution.

Strong Economic Performance 20

Dividend and Earnings Announcements

- On October 16, 2025, the company declared a quarterly dividend of 85 cents a share on its common stock.
- On November 6, 2025, the company issued a press release narrowing its guidance for adjusted earnings per share (non-GAAP) for the year 2025 to the upper half of the original range to $5.60 to $5.70 a share.[a][b]


3Q 2025 vs. 3Q 2024
$1.91
$1.70
$1.90
$1.68
2025
2024
2025
2024
Reported EPS (GAAP)
Adjusted EPS (Non-GAAP)


YTD 2025 vs. YTD 2024
$4.84
$4.37
$4.82
$4.42
2025
2024
2025
2024
Reported EPS (GAAP)
Adjusted EPS (Non-GAAP)

a. Con Edison's forecast of adjusted earnings per share for the year 2025 excludes accretion of the basis difference of Con Edison's equity investment in MVP (approximately $(0.03) a share after-tax), HLBV accounting for tax equity investments, adjustments to the gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses in 2023 and impacts from the evaluation of strategic alternatives with respect to MVP and Honeoye, the amounts of which, if any, will not be determinable until year-end. Accordingly, the company is unable to provide equivalent measures determined in accordance with generally accepted accounting principles in the United States of America (GAAP).

b. Adjusted earnings and adjusted earnings per share in the three months ended 2025 period exclude accretion of the basis difference of Con Edison's equity investment in Mountain Valley Pipeline, LLC (MVP). Adjusted earnings and adjusted earnings per share in the three months ended 2024 period exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments. Adjusted earnings and adjusted earnings per share in the nine months ended 2025 and 2024 periods exclude accretion of the basis difference of Con Edison's equity investment in MVP and adjustments to the gain and other impacts related to the sale of all of the stock of its former subsidiary, the Clean Energy Businesses, in 2023. Adjusted earnings and adjusted earnings per share in the three months ended 2024 period exclude the effects of HLBV accounting for tax equity investments.

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3Q 2025 EPS to Adjusted EPS (non-GAAP) Reconciliation Earnings per Share Net Income for Common Stock ($ in Millions) 2025 2024 2025 2024 Reported EPS and Net Income for Common Stock – GAAP basis $1.91 $1.70 $688 $588 Accretion of the basis difference of Con Edison's equity investment in MVP (0.01) (0.01) (3) (4) Income taxes (a) — — 1 1 Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) (0.01) (0.01) (2) (3) HLBV effects (pre-tax) — (0.01) — (3) Income taxes (b) — — — 1 HLBV effects (net of tax) — (0.01) — (2) Adjusted EPS and Adjusted Earnings – non-GAAP basis $1.90 $1.68 $686 $583 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 21% and 22% for the three months ended September 30, 2025 and 2024, respectively. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months ended September 30, 2024. 22

Variance in Reported EPS (GAAP) Variance in Adjusted EPS (non-GAAP) 3Q 2024 Reported EPS CECONY O&R CET Other 3Q 2025 Reported EPS $1.70 $0.22 $(0.01) $0.01 $1.91 3Q 2024 Adjusted EPS CECONY O&R CET Other 3Q 2025 Adjusted EPS $1.68 $0.22 $(0.01) $— $1.90 (a) (a) $0.01 $(0.01) a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. Walk from 3Q 2024 EPS to 3Q 2025 EPS and 3Q 2024 Adjusted EPS (non-GAAP) to 3Q 2025 Adjusted EPS (non-GAAP) 23

EPS (GAAP Basis) Adjusted EPS (non-GAAP Basis) Higher electric rate base $0.11 $0.11 CECONY(a) Lower effective income tax for certain items 0.05 0.05 Lower commercial paper interest expense 0.04 0.04 Lower stock based compensation 0.04 0.04 Lower state and local taxes other than income 0.02 0.02 Higher income from allowance for funds used during construction 0.02 0.02 Lower other corporate expenses 0.02 0.02 Dilutive effect of issuance of common shares (0.08) (0.08) Total CECONY $0.22 $0.22 Lower electric base rate change $(0.01) $(0.01) O&R(a) Total O&R $(0.01) $(0.01) 3Q 2025 vs. 3Q 2024 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. 24

EPS (GAAP Basis) Adjusted EPS (non-GAAP Basis) Other 0.01 0.01 CET Total CET $0.01 $0.01 HLBV effects $(0.01) $— Other, including parent company expenses(a) Total Other $(0.01) $— Total Variance $0.21 $0.22 3Q 2025 vs. 3Q 2024 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation 25 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025.

3Q 2025 vs. 3Q 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company CECONY O&R CET Other(b) Total Reported EPS – GAAP basis $1.77 $0.11 $0.04 $(0.01) $1.91 Accretion of the basis difference of Con Edison's equity investment in MVP — — (0.01) — (0.01) Income taxes (a) — — — — — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.01) — (0.01) Adjusted EPS – non-GAAP basis $1.77 $0.11 $0.03 $(0.01) $1.90 Three Months Ended September 30, 2025 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 21% for the three months ended September 30, 2025. b. Other includes the parent company, Con Edison's tax adjustments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. 26

3Q 2025 vs. 3Q 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company (continued) CECONY O&R CET Other(c) Total Reported EPS – GAAP basis $1.55 $0.12 $0.03 $— $1.70 HLBV effects (pre-tax) — — — (0.01) (0.01) Income taxes (a) — — — — — HLBV effects (net of tax) — — — (0.01) (0.01) Accretion of the basis difference of Con Edison's equity investment in MVP — — (0.01) — (0.01) Income taxes (b) — — — — — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.01) — (0.01) Adjusted EPS – non-GAAP basis $1.55 $0.12 $0.02 ($0.01) $1.68 Three Months Ended September 30, 2024 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months ended September 30, 2024. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 22% for the three months ended September 30, 2024. c. Other includes the parent company, Con Edison's tax adjustments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. 27

3Q 2025 Developments(a) CECONY & O&R During the summer of 2025, electric peak demand in CECONY's service area was 12,530 MW (which occurred on June 25, 2025). At design conditions, electric peak demand in CECONY's service area would have been approximately 12,600 MW in 2025 compared to CECONY's forecast of 12,610 MW. (page 54) During the summer of 2025, electric peak demand in O&R's service area was 1,553 MW (which occurred on June 23, 2025). At design conditions, electric peak demand in O&R's service area would have been approximately 1,523 MW in 2025 compared to O&R's forecast of 1,605 MW. (page 55) In July 2025, the FERC granted CECONY’s request for the abandoned plant and construction work in progress (CWIP) incentives for certain breakers at the Rainey substation in Queens, New York that CECONY has been designated to construct as part of the Propel NY Energy project that is being developed by NYPA and New York Transco, effective July 14, 2025. CECONY will recover all of its prudently incurred costs associated with the breakers if the installation is cancelled or abandoned for reasons beyond CECONY’s control and CECONY will recover all of the CWIP incentive in rate base during the development and construction phase of the breakers. (page 82) In July 2025, the NYSPSC issued an order withdrawing the PPTN process given actions taken by the federal government that reduced the prospects for the construction of the offshore wind resources that were anticipated to be served by the proposed transmission solutions. The NYSPSC’s decision does not, however, affect previously permitted offshore wind projects in New York, including Sunrise Wind (924 MW), a project that began construction in June 2024 and is expected to enter commercial operation in 2026 and Empire Wind 1 (810 MW), a project that is expected to enter commercial operation in 2027 and connect to the New York City electrical grid at CECONY’s Gowanus substation. (page 82) a. Page references to 2025 3rd Quarter Form 10-Q unless noted otherwise. 28 Con Edison On July 4, 2025, the One Big Beautiful Bill Act (OBBBA) was signed into law, containing a broad range of tax reform provisions, including extending and modifying certain key provisions of the federal Tax Cuts and Jobs Act of 2017, as enacted on December 22, 2017 (TCJA) and expanding certain incentives under the federal Inflation Reduction Act, as enacted on August 16, 2022 (IRA) while accelerating the phase-out of solar and wind credits. The Companies are assessing the potential impacts of the OBBBA and any such assessments may be impacted by future guidance to be issued by the Department of Treasury. However, based on management’s preliminary assessment, the provisions in the OBBBA are not expected to have a material impact on the Companies’ financial position, results of operations or liquidity. (page 35, 55) Con Edison retained the Clean Energy Businesses' tax equity investment interest in the Crane solar project and another tax equity investment interest in two solar projects located in Virginia. These tax equity partnerships produced renewable energy tax credits that can be used to reduce Con Edison’s federal income tax. These tax credits are subject to recapture, in whole or in part, if the assets are sold within a five-year period beginning on the date on which the assets are placed in service. Con Edison will continue to employ HLBV accounting for its tax equity investment interest in the two solar projects located in Virginia. Con Edison sold its tax equity investment interest in the Crane solar project to another member in October 2025 after holding it for a five-year period. The combined carrying value of the retained tax equity interests was $4 million at September 30, 2025 and December 31, 2024, respectively. (pages 49-50) During 2025, the federal government has issued numerous executive orders imposing tariffs on imports, many of which have since been modified, stayed, or are the subject of litigation. Although these tariffs have not had a significant impact on the Companies’ operations or financial condition to date, the cost of materials have increased during 2025 across various supply chain contract portfolios. If the tariffs remain in place, the cost of materials is anticipated to continue to increase and also may lead to supply chain disruptions. The Companies continue to monitor these developments closely to assess any potential additional impact on the Companies. (page 53)

3Q 2025 Developments (continued)(a) a. Page references to 2025 3rd Quarter Form 10-Q unless noted otherwise. 29 CECONY & O&R In July 2025, CECONY and O&R filed with the NYSPSC their final Pilot Engineering Design and Customer Protection Plans (Stage 2 Filings) for the utility-scale thermal energy network (UTEN) pilot project. CECONY and O&R requested authorization to proceed to Stage 3 (Customer Enrollment and Construction). The total estimated costs for the UTEN projects have increased to $415 million (from $255 million) and $112 million (from $46 million) for CECONY and O&R, respectively. CECONY and O&R were previously authorized to incur costs of $23.1 million and $4.6 million, respectively. The remaining proposed budget amounts in excess of the previously authorized amounts are subject to approval by the NYSPSC. (pages 82-83) In July 2025, the NYSPSC issued an order adopting an enhanced energy affordability policy, which will expand eligibility for New York utilities’ Energy Affordability Programs (EAP). These changes are expected to take effect in 2026. In an effort to address growing affordability concerns, the 2023-24 New York State budget tasked the NYSPSC with developing a discount program for residential electric and gas customers who do not qualify for the existing EAP but whose income is below the state or area median income to help additional households with energy bills. The order establishes three additional benefit tiers in a new Enhanced EAP (EEAP) alongside the current EAP and increases the total budget for these programs from 2 percent to 3 percent of each New York utility’s total annual revenue, with 0.5 percent set aside for the three new EEAP. The Utilities are required, among other things, to file cost recovery plans detailing the cost to implement the program, update EAP budgets accordingly, and track enrollment and participation in the EEAP over an initial two-year pilot period. (page 83) In August 2025, the NYSPSC issued an order denying NYPA’s petition to designate the Clean Path New York transmission proposal as a priority transmission project under the Accelerated Renewables Act. The project was proposed to bring renewable energy to New York City by interconnecting to CECONY’s high-voltage transmission system. (page 82) In September 2025, the NYSPSC issued an order adopting a proactive planning framework for upgraded electric grid infrastructure for New York utilities, including CECONY and O&R. The order sets forth a framework to annually identify upgrades necessary to support building and transportation electrification, as well as distributed energy resources (DER). Although DER, including energy storage, has the ability to reduce load on the system, increased deployment of bidirectional DER may lead to DER hotspots that trigger system upgrades. The order directs New York utilities to incorporate both existing and forecasted quantities of DER into the load forecasts utilized in the proactive planning framework. The order also requires New York utilities to, among other things, file: a methodology document detailing areas of agreement and divergence in how they conduct load studies; a report that includes the next portfolio of proposed urgent projects; and an annual report explaining how load studies developed for proactive planning are integrated in the coordinated grid planning process cycles, sales forecasts, gas planning, and future rate cases. (page 81) At September 30, 2025, CECONY’s and O&R’s customer accounts receivables balances of $2,843 million and $121 million, respectively, included aged accounts receivables (balances outstanding in excess of 60 days) of $1,511 million and $28 million, respectively. At December 31, 2024, CECONY’s and O&R’s customer accounts receivables balances of $2,947 million and $113 million, respectively, included aged accounts receivables (balances outstanding in excess of 60 days) of $1,652 million and $32 million, respectively. In comparison, CECONY’s and O&R’s customer accounts receivable balances at February 28, 2020 were $1,322 million and $89 million, respectively, including aged accounts receivables (balances outstanding in excess of 60 days) of $408 million and $15 million, respectively. (page 52) CECONY and O&R monitor the adequacy of the electric capacity resources and related developments in their service areas and work with other parties on long-term resource adequacy and transmission security within the framework of the NYISO reliability planning process. In October 2025, the NYISO issued its 2025 Q3 Short-Term Assessment of Reliability (STAR) that identifies a bulk power system electric reliability need in New York City beginning in the summer of 2026 and continuing through 2030. The need is primarily driven by forecasted increases in peak demand, deactivation notices of existing generation on the Gowanus and Narrows barges and uncertainty as to whether or not certain planned projects are completed and energized within the forecasted time period (the Gowanus-Greenwood 345-138 kV feeder and the Champlain Hudson Power Express in May 2026, Empire Wind in July 2027 and Propel NY in May 2030). The NYISO is expected to issue a solicitation for both market-based and regulated solutions. CECONY, as the Responsible Transmission Owner, would propose a regulated backstop solution. (page 83)

3Q 2025 Developments (continued)(a) a. Page references to 2025 3rd Quarter Form 10-Q unless noted otherwise. 30 Con Edison Transmission As of September 30, 2025, Con Edison Transmission's interest in MVP, the company that developed the project, is approximately 6.6 percent based on Con Edison Transmission's previous capping of its cash contributions. At September 30, 2025, the carrying value of Con Edison Transmission's investment in MVP was $162 million, and its cash contributions to the joint venture amounted to $530 million. Con Edison records its pro rata share of earnings from its equity investment in MVP, adjusted for accretion of the basis difference and income taxes, on its consolidated income statement. Con Edison's pro rata share of earnings from its equity investment in MVP, adjusted for accretion of the basis difference, was $8 million ($6 million after-tax) and $22 million ($16 million after-tax) for the three and nine months ended September 30, 2025, respectively. (page 19, 81) In October 2025, the operator of the Mountain Valley Pipeline filed a petition with the FERC for approval of the expansion of the Mountain Valley Pipeline Mainline System (MVP Boost), a project expected to increase the capacity of the pipeline by 600 MDth/dby adding compression at three existing compressor stations in West Virginia and constructing a new compressor station in Virginia. MVP Boost is estimated to cost $468.4 million, with Con Edison Transmission’s 6.6 percent ownership interest estimated to be $31 million. Con Edison Transmission is considering strategic alternatives with respect to its investment in MVP. (page 81) Transmission Owner Transmission Solutions (TOTS) is a group of three electric power bulk transmission projects ($217 million total cost) constructed on the New York bulk transmission system to increase transfer capability between upstate and downstate New York. In October 2025, NY Transco entered into a settlement agreement, subject to approval by the FERC, that increases the base return on equity for TOTS from 9.50 percent to 9.99 percent and the common equity ratio used for ratemaking purposes from 53 percent to 54 percent, retroactive to March 12, 2025. (page 81) The New York Energy Solution (NYES) project was constructed to relieve transmission congestion between upstate and downstate (estimated cost of approximately $800 million). In June 2024, construction of the Dover Station, an additional network upgrade to support the NYES project, resumed following the reissuance of its permits and is anticipated to be completed during the fourth quarter of 2025. The effective total ROE includes a 0.03 percent decrease as a result of cost sharing provisions. In October 2025, NY Transco entered into a settlement agreement, subject to approval by the FERC, that increases the base return on equity for the NYES project from 9.65 percent to 9.99 percent and the common equity ratio used for ratemaking purposes from 53 percent to 54 percent, retroactive to March 12, 2025. (page 81) CECONY & O&R On November 5, 2025, CECONY, the New York State Department of Public Service (NYSDPS) and other parties entered into a Joint Proposal for CECONY electric and gas rate plans for the three-year period January 2026 through December 2028 (the Joint Proposal). The Joint Proposal is subject to approval by the New York State Public Service Commission (NYSPSC). (pages 21-24) CECONY’s November 2025 joint proposal, that is subject to approval by the NYSPSC, includes reconciliation of late payment charges during the rate plan pursuant to which CECONY will calculate the annual difference between (i) its actual uncollectible expenses and late payment charges and (ii) the levels of uncollectible expenses and late payment charges provided in rates. In the event the actual net expenses (uncollectible expenses plus late payment charges) are below the amounts in rates, CECONY will defer the full variance as a regulatory liability and refund to customers via surcredit. In the event the actual net expenses are above the amounts in rates, CECONY will defer the full annual variance above $10 million ($8.5 million for electric and $1.5 million for gas) in 2026; above $15 million ($12.75 million for electric and $2.25 million for gas) in 2027; and above $20 million ($17.0 million for electric and $3.0 million for gas) in 2028; as a regulatory asset for recovery via surcharge. (page 52) New York regulations require utilities to perform and record weld films for certain gas and steam main welds. Upon reviewing these films, CECONY determined that in some instances third-party contractors engaged in misconduct by substituting duplicate weld films for different welds, while another third-party contractor had created poor quality weld films. In November 2025, CECONY, the NYSDPS and other parties entered into a joint proposal for a new CECONY gas rate plan that, subject to approval by the NYSPSC, provides that $33.3 million in annual gas revenue requirement ($100 million in aggregate from 2026 through 2028) will be recovered through a rate adjustment mechanism that is subject to refund to customers relating to this matter. (page 24)

YTD 2025 EPS to Adjusted EPS (non-GAAP) Reconciliation Earnings per Share Net Income for Common Stock ($ in Millions) 2025 2024 2025 2024 Reported Net Income for Common Stock and EPS – GAAP basis $4.84 $4.37 $1,726 $1,510 Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax) (a) — 0.09 — 30 Income taxes (a)(b) — (0.02) (1) (8) Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax) — 0.07 (1) 22 Accretion of the basis difference of Con Edison's equity investment in MVP (0.02) (0.01) (9) (4) Income taxes (c) — — 2 1 Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) (0.02) (0.01) (7) (3) HLBV effects (pre-tax) — (0.01) — (1) Income taxes (d) — — — — HLBV effects (net of tax) — (0.01) — (1) Adjusted Earnings and Adjusted EPS – non-GAAP basis $4.82 $4.42 $1,718 $1,528 a. The gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted during the nine months ended September 30, 2024 ($0.09 a share and $0.07 a share net of tax or $30 million and $22 million net of tax) and during the nine months ended September 30, 2025 ($1 million) to reflect closing adjustments. b. The amount of income taxes for the adjustment on the gain on the sale of all of the stock of the Clean Energy Businesses had an effective tax rate of 28% for the nine months ended September 30, 2024. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 21% and 22% for the nine months ended September 30, 2025 and 2024, respectively. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the nine months ended September 30, 2024. 31

YTD 2024 Adjusted EPS CECONY O&R CET Other YTD 2025 Adjusted EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (non-GAAP) YTD 2024 Reported EPS CECONY O&R CET Other YTD 2025 Reported EPS $4.37 $0.41 $0.02 $(0.01) $0.05 $4.84 $4.42 $0.41 $0.02 $(0.02) $(0.01) $4.82 (a) (a) a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project held for sale at December 31, 2024, with the sale and transfer completed in January 2025. Walk from YTD 2024 EPS to YTD 2025 EPS and 2024 Adjusted EPS (non- GAAP) to 2025 Adjusted EPS (non-GAAP) 32

EPS (GAAP Basis) Adjusted EPS (non- GAAP Basis) Higher electric rate base $0.16 $0.16 CECONY(a) Lower commercial paper interest expense 0.10 0.10 Higher gas rate base 0.07 0.07 Higher income from allowance for funds used during construction 0.07 0.07 Higher other revenue primarily from asset management arrangements 0.03 0.03 Lower other corporate expenses 0.01 0.01 Dilutive effect of issuance of common shares (0.14) (0.14) Impact of the May 2024 NYSPSC order denying CECONY's request to capitalize costs to implement its new customer billing and information system 0.11 0.11 Total CECONY $0.41 $0.41 Gas base rate increase $0.02 $0.02 O&R(a) Total O&R $0.02 $0.02 YTD 2025 vs. YTD 2024 EPS and Adjusted EPS (non- GAAP) Variances – Nine Months Ended Variation 33 a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. The Utilities' gas and CECONY’s steam sales are subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

EPS (GAAP Basis) Adjusted EPS (non- GAAP Basis) Accretion of the basis difference of Con Edison's equity investment in MVP $0.01 $— CET Income tax adjustment in 2024 due to AFUDC from MVP (0.02) (0.02) Total CET $(0.01) $(0.02) Loss (gain) and other impacts related to the sale of the Clean Energy Businesses $0.07 $— Other, including parent company expenses(a) HLBV effects (0.01) — Other (0.01) (0.01) Total Other $0.05 $(0.01) Total $0.47 $0.40 YTD 2025 vs. YTD 2024 EPS and Adjusted EPS (non- GAAP) Variances – Nine Months Ended Variation 34 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025.

YTD 2025 vs. YTD 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company CECONY O&R CET Other(b) Total Reported EPS – GAAP basis $4.51 $0.26 $0.09 ($0.02) $4.84 Accretion of the basis difference of Con Edison's equity investment in MVP — — (0.02) — (0.02) Income taxes (a) — — — — — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.02) — (0.02) Adjusted EPS – non-GAAP basis $4.51 $0.26 $0.07 ($0.02) $4.82 Nine months ended September 30, 2025 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 21% for the nine months ended September 30, 2025. b. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project held for sale at December 31, 2024, with the sale and transfer completed in January 2025. 35

YTD 2025 vs. YTD 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company (continued) CECONY O&R CET Other(d) Total Reported EPS – GAAP basis $4.10 $0.24 $0.10 $(0.07) $4.37 Loss (gain) on Sale of the Clean Energy Businesses (pre-tax) — — — 0.09 0.09 Income taxes (a) — — — (0.02) (0.02) Loss (gain) on Sale of the Clean Energy Businesses (net of tax) — — — 0.07 0.07 Accretion of the basis difference of Con Edison's equity investment in MVP — — (0.01) — (0.01) Income taxes (b) — — — — — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.01) — (0.01) HLBV effects (pre-tax) — — — (0.01) (0.01) Income taxes (c) — — — — — HLBV effects (net of tax) — — — (0.01) (0.01) Adjusted EPS – non-GAAP basis $4.10 $0.24 $0.09 $(0.01) $4.42 Nine months ended September 30, 2024 a. The income taxes on the loss (gain) on sale of the Clean Energy Businesses had an effective tax rate of 28% for the nine months ended September 30, 2024. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 22% for the nine months ended September 30, 2024. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the nine months ended September 30, 2024. d. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project held for sale at December 31, 2024, with the sale and transfer completed in January 2025. 36

Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (non-GAAP) 2023 2024 2025(a) Reported EPS – GAAP basis $7.21 $5.26 $5.75 Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax) (a) (2.53) 0.18 0.09 Income taxes (b) 0.32 (0.03) (0.01) Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax) (2.21) 0.15 0.08 Accretion of basis difference of Con Edison's equity investment in Mountain Valley Pipeline (pre-tax) — (0.03) (0.05) Income taxes (b) — 0.01 0.01 Accretion of basis difference of Con Edison's equity investment in Mountain Valley Pipeline (net of tax) — (0.02) (0.04) HLBV effects (pre-tax) 0.04 0.01 0.03 Income taxes (b) (0.01) — (0.01) HLBV effects (net of tax) 0.03 0.01 0.02 Net mark-to-market effects (pre-tax) 0.04 — — Income taxes (b) (0.01) — — Net mark-to-market effects (net of tax) 0.03 — — Adjusted EPS – non-GAAP basis $5.06 $5.40 $5.81 12 Months Ending December 31, 37 a. Represents 12-month trailing EPS ending September 30, 2025. b. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the nine months ended September 30, 2025 and the years ended December 31, 2023 - 2024.

CECONY and O&R Operations and Maintenance Expenses



Departmental
($ in millions)
$1,767
$1,775
$1,808
$2,029
$2,110
$2,214
$1,645 YTD
2020
2021
2022
2023 (c)
2024(c)
2025E



Other Expenses(a)
($ in millions)
Other
Regulatory Fees and Assessments
Healthcare/ Other Employee Benefits
Pension/ OPEBs (b)
$811
$330
$409
$165
$(93)
$990
$420
$412
$189
$(31)
$1,585
$530
$436
$171
$448
$1,522
$493
$466
$191
$372
$1,630
$702
$555
$212
$161
$1,348
$578
$521
$220
$29
$555 YTD
$430 YTD
$174 YTD
$27 YTD
2020(c)
2021(c)
2022(c)
2023(c)
2024(c)
2025E

a. Other Expenses generally are either reconciled through amounts reflected in rates or represent surcharges that are recovered in revenues from customers.
b. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the nine months ended September 30, 2025, CECONY and O&R recorded net non-service cost components of $(548) million and $(29) million, respectively. See page 59 of the Form 10-Q. For the year ended December 31, 2025, CECONY and O&R forecast net non-service cost components of $(732) million and $(37) million, respectively.
c. Certain prior period amounts have been reclassified within the companies' other operations and maintenance expenses to conform with current period presentation.

conEdison, inc.
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Composition of Average Rate Base(a) (as of September 30, 2025) a. Average rate base for 12 months ended September 30, 2025. b. Reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025. CECONY ($ in millions) Electric New York $30,119 Gas New York 10,184 Steam New York 1,875 Total CECONY $42,178 O&R ($ in millions) O&R Electric(b) New York $1,326 O&R Gas(b) New York 680 RECO New Jersey 379 Total O&R $2,385 Total Rate Base $44,563 CECONY Electric CECONY Gas CECONY Steam O&R Electric and Gas RECO 39

$32,359 $35,038 $37,309 $40,241 $43,516 $46,062 $49,147 $52,367 $57,152 $30,697 $33,239 $35,380 $38,192 $41,307 $43,663 $46,551 $49,423 $54,061 $1,662 $1,799 $1,929 $2,049 $2,209 $2,399 $2,596 $2,944 $3,091 Average Rate Base Balances(a)(e) O&R CECONY 2020 2021 2022 2023 2024 2025E 2026E 2027E 2028E CECONY Electric $22,101 $23,614 $24,753 $26,680 $29,279 $31,144 $32,935 $35,149 $39,174 Gas 7,110 8,008 8,924 9,692 10,115 10,425 11,485 12,050 12,615 Steam 1,486 1,617 1,703 1,820 1,913 2,094 2,131 2,224 2,272 O&R Electric 901 965 1,032 1,083 1,191 1,293 1,393 1,646 1,719 Gas 490 527 578 626 654 720 791 863 898 RECO Electric 271 307 319 340 364 386 412 435 474 ForecastActual a. Excludes the Utilities' average interest bearing Construction Work in Progress (CWIP) of approximately $1.9 billion at year-end 2024, with annual average balances expected to range between approximately $1.8 billion and $3.1 billion from 2025 - 2028. b. Forecast for 2026, 2027 and 2028 reflects CECONY’s November 2025 joint proposal for new electric and gas rate plans (Case 25- E-0072 & 25-G-0073) that is subject to approval by the NYSPSC. c. Forecast for 2025, 2026 and 2027 reflects O&R’s Electric and Gas rate plans (Case 24- E-0060 & 24-G-0061) approved in March 2025. d. Amounts reflect O&R's forecast as of January 2025. e. Amounts for energy efficiency and heat pump program activity are included in the average rate base forecast for CECONY and O&R in 2025, and for O&R for the years 2026 – 2028. Amounts for New Efficiency New York are included in the surcharge recovery forecast for CECONY for the years 2026 - 2028 to reflect the November 2025 CECONY electric and gas joint proposal. In May 2025, the NYSPSC issued two orders for Low- to Moderate-Income and Non-Low- to Moderate- Income that directed CECONY and O&R to recover 2026-2028 energy efficiency and heat pump program activity through surcharge rather than base rates. In February 2026, Con Edison will update its forecast through 2030. See page 82 to the 3rd Quarter Form 10-Q. . (c)(d) (c)(d) (d) (b) (b) ($ in millions) 40 Reflects CECONY Electric and Gas joint settlement proposal and shift of certain investments to surcharge In February 2026, Con Edison will update its forecast through 2030

CECONY and O&R Average Investment Earnings Base(a)(b)(c)(d) 41 Reflects CECONY Electric and Gas joint proposal and shift of certain investments to surcharge In February 2026, Con Edison will update its forecast through 2030 ($ in millions) Surcharge recovery programs (not in base rates) are primarily comprised of Transportation Electrification (Electric Vehicles Make Ready Program), Utility Thermal Energy Networks, and Utility Storage Dispatch Rights, Energy Efficiency and Heat Pump programs (formerly known as New Efficiency New York), and capital investments associated with those programs. a. Excludes the Utilities' average interest bearing CWIP. b. Forecast for 2026, 2027 and 2028 reflects CECONY’s November 2025 joint proposal for new electric and gas rate plans (Case 25- E-0072 & 25-G-0073) that is subject to approval by the NYSPSC. c. Forecast for 2025, 2026 and 2027 reflects O&R’s Electric and Gas rate plans (Case 24- E-0060 & 24-G-0061) approved in March 2025. d. Amounts for energy efficiency and heat pump program activity are included in the average rate base forecast for CECONY and O&R in 2025, and for O&R for the years 2026 – 2028. Amounts for New Efficiency New York are included in the surcharge recovery forecast for CECONY for the years 2026 - 2028 to reflect the November 2025 CECONY electric and gas joint proposal. In May 2025, the NYSPSC issued two orders for Low- to Moderate-Income and Non-Low- to Moderate-Income that directed CECONY and O&R to recover 2026-2028 energy efficiency and heat pump program activity through surcharge rather than base rates. In February 2026, Con Edison will update its forecast through 2030. See page 82 to the 3rd Quarter Form 10-Q.

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended September 30, 2025) ROE Regulated Basis Equity Ratio Authorized Actual Rate Effective Date Authorized Actual CECONY Electric 9.25% 10.24% January 1, 2023 Gas 9.25 10.33 January 1, 2023 Steam 9.25 6.96 November 1, 2023 Overall 9.25% 10.12% 48.00% 46.51% O&R Electric 9.61% (b) 9.90% January 1, 2025 Gas 9.61 (b) 10.47 January 1, 2025 RECO 9.60 8.99 January 1, 2022 Overall 9.61% 9.93% 48.00% 47.86% a. Weighted by rate base. b. Authorized ROEs pro-rated 75%/25% between 9.20% and 9.75%, authorized under the previous and current (effective January 2025) rate plans, respectively. The rate plans were approved in March 2025. (a) (a) 42 Execution on rate plans assures safe, reliable service and strong financial results

Capital Investments to Maintain Reliability, Meet Growing Demand and Enhance Resiliency $4,085 $3,964 $4,465 $4,509 $4,728 $5,122 $6,629 $6,698 $6,943 $3,466 $3,635 $4,001 $4,379 $4,699 $5,079 $6,535 $6,591 $6,830 $616 $298 $399 $81 $3 $31 $65 $49 $29 $43 $94 $107 $113 2020 2021 2022 2023 2024 2025E 2026E 2027E 2028E Actual Forecast (c) CECONY & O&R - actual Con Edison Transmission, Inc. (CET) - actual Clean Energy Businesses - actual CECONY & O&R - forecast Con Edison Transmission - forecast a. Forecast for 2026, 2027 and 2028 reflects CECONY’s November 2025 joint proposal for new electric and gas rate plans (Case 25-E-0072 & 25-G-0073) that is subject to approval by the NYSPSC. b. Forecast for 2025, 2026 and 2027 reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025. c. O&R and CET forecast - 2024 Form 10-K, page 30. d. Amounts include surcharge recovery programs that are not in base rates for CECONY of $216 million, $376 million and $304 million in 2026, 2027 and 2028, respectively. ($ in millions) 43 (a)(b)(d) (a)(b)(d)(b) (a)(d) In February 2026, Con Edison will update its forecast through 2030

Utilities' Capital Investments

In February 2026, Con Edison will update its forecast through 2030



($ in millions)
$3,466
$3,635
$4,001
$4,379
$4,699
$5,079
$6,535
$6,591
$6,830
Depreciation
Steam
Gas
Electric
2020
2021
2022
2023
2024
2025E
2026E
2027E
2028E
Actual
Forecast (a)(b)(c)(d)
CECONY & O&R Electric - actual
CECONY & O&R Electric - forecast
CECONY & O&R Gas - actual
CECONY & O&R Gas - forecast
CECONY & O&R Steam - actual
CECONY & O&R Steam - forecast

	Annual CECONY Capital Investments				Annual O&R Capital Investments		
	Electric	Gas	Steam	Depreciation	Electric	Gas	Depreciation
2020	$2,080	$1,044	$122	$1,598	$159	$61	$90
2021	2,189	1,126	103	1,705	147	70	95
2022	2,522	1,128	108	1,778	167	76	98
2023	2,909	1,046	128	1,924	211	85	105
2024	3,088	1,154	132	2,037	214	111	117
2025E	3,380	1,113	108	2,347	358	120	130
2026E	4,770	1,094	128	2,234	416	127	135
2027E	4,850	1,057	193	2,246	381	110	155
2028E	5,016	1,065	202	2,251	430	117	174

a. Forecast for 2026, 2027 and 2028 reflects CECONY's November 2025 joint proposal for new electric and gas rate plans (Case 25-E-0072 & 25-G-0073) that is subject to approval by the NYSPSC.
b. Forecast for 2025, 2026 and 2027 reflects O&R's Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025.
c. O&R forecast - 2024 Form 10-K, page 30.
d. Amounts include surcharge recovery programs that are not in base rates for CECONY of $216 million, $376 million and $304 million in 2026, 2027 and 2028, respectively.

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Financing Plan and Activity for 2025(a) a. Con Edison’s estimates of its capital requirements and related financing plans reflect information available and assumptions at the time the statements are made and include, among other things, the assumptions that the Utilities’ forecasted capital investments and financing plans through 2029 are approved by the NYSPSC. Actual developments and the timing and amount of funding may differ materially. b. Excludes common equity issued under Con Edison's dividend reinvestment, employee stock purchase and long-term incentive plans. c. Includes $677 million of net proceeds received in March 2025 upon physical settlement of the 7 million shares under an equity forward sale agreement that was entered into in December 2024. ($ in millions) Planned Actual Comment Common Equity Issuance(b) Up to $1,350(c) _________$1,308 In March: • Issued 7,000,000 of common shares through physical settlement of the December 2024 equity forward sale agreement • Issued 6,300,000 common shares Debt Long-Term Debt Up to $1,750 ___________$250 • In September, issued 5.99% Debentures due 2055 at O&R Credit Facilities ___________$500 • In March, CECONY entered into a $500 million 364-day revolving credit facility which replaced a $500 million 364-day revolving credit facility that was set to expire in March 2025 Term Loan ___________$200 • In January, CECONY borrowed the remaining $200 million from a $700 million 364-day term loan facility due in November 2025. The total amount borrowed under the term loan is $700 million 45 • The financing plans do not include the impact, if any, that may result from the evaluation of strategic alternatives with respect to MVP or Honeoye

Commercial Paper Borrowings ($ in millions) a. The revolving credit facilities support Con Edison's, CECONY's and O&R's commercial programs. 46

Income Statement - 2025 Third Quarter and Year-To-Date ($ in millions)

QTD	CECONY	O&R	CET[a]	Other[c]	Total
Total operating revenues	$4,181	$349	$1	$(1)	$4,530
Depreciation and amortization	554	32	—	—	586
Other operating expenses	2,713	260	2	1	2,976
Total operating expenses	3,267	292	2	1	3,562
Operating income (loss)	914	57	(1)	(2)	968
Other income	201	12	16	2	231
Interest expense	289	16	—	4	309
Income before income tax expense (benefit)	826	53	15	(4)	890
Income tax expense (benefit)	187	12	4	(1)	202
Net income (loss) for common stock	$639	$41	$11	$(3)	$688

YTD	CECONY	O&R	CET[b]	Other[c]	Total
Total operating revenues	$11,963	$959	$3	$(1)	$12,924
Depreciation and amortization	1,631	94	1	—	1,726
Other operating expenses	8,004	733	8	5	8,750
Total operating expenses	9,635	827	9	5	10,476
Operating income (loss)	2,328	132	(6)	(6)	2,448
Other income	608	35	49	1	693
Interest expense	868	47	—	7	922
Income before income tax expense (benefit)	2,068	120	43	(12)	2,219
Income tax expense (benefit)	462	26	12	(7)	493
Net income (loss) for common stock	$1,606	$94	$31	$(5)	$1,726

a. Net income for common stock for CET of $11 million includes pre-tax investment income of $7.5 million from MVP and $9.4 million from New York Transco LLC for the three months ended September 30, 2025.
b. Net income for common stock for CET of $31 million includes pre-tax investment income of $22.1 million from MVP and $28.0 million from New York Transco LLC for the nine months ended September 30, 2025.
c. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025.

Con Edison's consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2025 3rd Quarter Form 10-Q.

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Condensed Statement of Cash Flows – 2025 Year-to-Date ($ in millions) CECONY O&R CET Other(a) Total Net cash flows from (used in) operating activities $3,111 $204 $33 $(28) $3,320 Net cash flows from (used in) investing activities (3,497) (297) (36) 44 (3,786) Net cash flows from (used in) financing activities (829) 180 (5) (31) (685) Net change for the period (1,215) 87 (8) (15) (1,151) Balance at beginning of period 1,254 38 23 18 1,333 Balance at end of period (b) 39 125 15 3 182 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A of the 2025 3rd Quarter Form 10-Q. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2025 3rd Quarter Form 10-Q. 48

Condensed Balance Sheet - As of September 30, 2025 ($ in millions) Balance Sheet CECONY O&R CET Other Total ASSETS Current assets $5,039 $437 $28 $(44) $5,460 Investments 753 22 454 — 1,229 Net plant 50,982 3,399 16 — 54,397 Other noncurrent assets 9,862 483 7 406 10,758 Total assets $66,636 $4,341 $505 $362 $71,844 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $4,458 $332 $3 $286 $5,079 Noncurrent liabilities 16,763 1,227 (51) (251) 17,688 Long-term debt 23,418 1,491 — — 24,909 Equity 21,997 1,291 553 327 24,168 Total liabilities and equity $66,636 $4,341 $505 $362 $71,844 Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2025 3rd Quarter Form 10-Q. 49

Organizational Structure

conEdison

Market Cap[a]:	**$36.3 billion**
Issuer Ratings[b]:	Baa1 / A- / BBB+
Outlook[b]:	Stable / Stable / Stable

Regulated Energy Delivery

Consolidated Edison Company of New York, Inc. (CECONY)[c]

Ratings[b]: A3 / A- / A-

Outlook[b]: Stable / Stable / Stable

Orange and Rockland Utilities, Inc. (O&R)[d]

Ratings[b]: Baa1 / A- / A-

Outlook[b]: Stable / Stable / Stable

Rockland Electric Company (RECO)

FERC Regulated Transmission

Con Edison Transmission, Inc.

(Con Edison Transmission or CET)

Percentages of Total Assets by Business

2025 Total Assets: $72 billion[a]



5.8%
0.7%
0.5%
93.0%
CECONY
O&R
CET
Other

a. As of September 30, 2025.
b. Con Edison's issuer ratings and the senior unsecured ratings of CECONY and O&R and outlook shown in order of Moody's / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
c. CECONY delivers electricity to approximately 3.8 million customers, gas to approximately 1.1 million customers and steam to approximately 1,500 customers.
d. O&R delivers electricity to approximately 0.3 million customers and gas to over 0.1 million customers.

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Capital Structure – September 30, 2025(a) Consolidated Edison, Inc. Baa1 / A- / BBB+ CECONY A3 / A- / A- O&R Baa1 / A- / A- Parent and Other Debt $ 25,609 51% Equity 24,168 49 Total $ 49,777 100% Debt $ 24,118 52% Equity 21,997 48 Total $ 46,115 100% Debt $ 1,491 54% Equity 1,291 46 Total $ 2,782 100% Debt $ — —% Equity 880 100 Total $ 880 100% a. Amounts shown exclude notes payable and include the current portion of long-term debt and term loan. Con Edison's issuer ratings and the senior unsecured credit ratings of CECONY and O&R shown in order of Moody's / S&P / Fitch, with stable outlooks for each entity. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. ($ in millions) 51

Dividend Aristocrat and King Focusing on long-term shareholder value has yielded 51 consecutive years of dividend increases with a CAGR of 5.59% 52

Con Edison Sustainability Resources • 2025 Proxy Statement • CECONY Climate Change Vulnerability Study and Climate Change Resilience and Adaptation Plan • O&R Climate Change Vulnerability Study and Climate Change Resilience and Adaptation Plan • 2024 Disadvantaged Communities Report for the NYSPSC • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report • CECONY and O&R Economic Impact Reports • 2025 Con Edison Webinar: Delivering Reliable and Resilient Energy for the Future Our Sustainability reporting standards: • Global Reporting Initiative Content Index • Edison Electric Institute / American Gas Association templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad reporting standard • Equal Employment Opportunity Component 1 Report (EEO-1) – Federal employer information report • Our environmental impacts including carbon emissions disclosures are filed with the Carbon Disclosure Project (CDP) Link to more resources: https://investor.conedison.com/sustainability-resources 53

INTERNAL 3rd Quarter 2025 Earnings Release Presentation November 6, 2025